Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

								    Is this the
Series								   last filing
Number		Series Name					For this series?
								(Y or N)



104      EAGLE MLP STRATEGY FUND			            N
113      PACIFIC FIN FAITH & VALUES BASED MODERATE GROWTH FUND      N
129      ATHENA VALUE FUND		                            N
131      PACIFIC FIN DYNAMIC ALLOCATION FUND                        N
140      PACIFIC FIN Flex GROWTH & INCOME FUND                      N

* Please refer to the Semi - Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Funds.